DECLARATION OF TRUST

                                       OF

                               NATIONS FUNDS TRUST


         WHEREAS, THIS DECLARATION OF TRUST is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of forming a Delaware business trust in accordance with the provisions hereinafter set forth.

         NOW, THEREFORE, the Board hereby directs that a Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and does hereby declare that the Board will hold in trust all cash, securities and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares in this Trust.


                                    ARTICLE I

                              NAME AND DEFINITIONS

         SECTION 1. NAME. This Trust shall be known as Nations Funds Trust and the Board shall conduct the business of the Trust under that name or any other name as it may from time to time determine.

         SECTION 2. DEFINITIONS. Whenever used herein, unless otherwise defined or required by the context or specifically provided:

a) "1940 Act" means the Investment Company Act of 1940, as amended from time to time, and all terms and requirements that are defined herein by reference to the 1940 Act shall be interpreted as that term or requirement has been modified or interpreted by applicable orders of the Commission or any rules or regulations adopted by, or interpretive releases of the Commission or its staff, and staff no-action letters issued under the 1940 Act;

b)       "Board" refers to the Board of the Trust;

c) "Declaration of Trust" refers to this Declaration of Trust, as amended or restated from time to time;

d) "Class" means any division of Shares of a Series. A Series may have a single named or unnamed Class, or multiple Classes.

e)       "Commission" shall have the meaning given it in the 1940 Act;

f) "Interested Person" has the meaning given it in Section 2(a)(19) of the 1940 Act;

g) "Investment Adviser(s)" means a party, or parties, furnishing investment advisory services to the Trust pursuant to any contract described in Article IV, Section 20 hereof;

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h)       "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

i)       "Principal Underwriter" shall have the meaning given it in the 1940
         Act;

j) "Series" refers to each series of the Trust established and designated under or in accordance with the provisions of Article III hereof.

k) "Shares" means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

l)       "Shareholder" means a record owner of a Class of outstanding Shares;

m) "Trust" refers to Nations Funds Trust, which is the Delaware business trust established by this Declaration of Trust, as amended from time to time;

n) "Trustees" refers to the persons who have signed this Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons only in their capacity as trustees of the Trust;

o) The "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust;



                                   ARTICLE II

                          PURPOSE OF TRUST AND OFFICES

         SECTION 1. PURPOSE OF THE TRUST. The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act through one or more Series investing primarily in securities.

         SECTION 2. PRINCIPAL OFFICE. The principal office of the Trust is: 111 Center Street, Suite 300, Little Rock, AR 72201. The Board may, from time to time, change the location of the principal office of the Trust to any place within or outside the State of Delaware.

         SECTION 3. DELAWARE OFFICE. The Board shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

         SECTION 4. OTHER OFFICES. The Board may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.


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                                   ARTICLE III

                                     SHARES

         SECTION 1. DIVISION OF BENEFICIAL INTEREST. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, without par value. The Board may authorize the division of Shares into separate Series and the division of Series into a separate Class of Shares. The different Series shall be established and designated, and the variations in the relative rights and preferences as among the different Series and Classes shall be fixed and determined, by the Board.

         No Shares shall have any priority or preference over any other Share of the same Class of a Series with respect to dividends or distributions upon termination of the Trust or of such Series. All dividends and distributions shall be made ratably among all Shareholders of a particular Class of a Series from the assets held with respect to such Series according to the number of Shares of such Class of such Series held of record by such Shareholder on the record date for any dividend or distribution or on the date of termination, as the case may be. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series. The Board may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series.

         SECTION 2. OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and Class. No certificates certifying the ownership of Shares shall be issued except as the Board may otherwise determine from time to time. The Board may make such rules as it considers appropriate for the transfer of Shares of each Series and Class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series and Class and as to the number of Shares of each Series and Class held from time to time by each.

         SECTION 3. INVESTMENTS IN THE TRUST. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Board from time to time may authorize.

         SECTION 4. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.

         SECTION 5. ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASS. The establishment and designation of any Series or Class of Shares shall be effective upon the

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adoption by a majority of the then Trustees, of a resolution that sets forth such establishment and designation. Each such resolution shall be incorporated herein by reference upon adoption.

         Shares of each Series established pursuant to this Section 5, unless otherwise provided in the resolution establishing such Series or Class, shall have the following relative rights and preferences:

                  (a) ASSETS and LIABILITIES HELD WITH RESPECT TO A PARTICULAR SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the other assets of the Trust and every other Series and are referred to as "assets belonging to" that Series. The assets belonging to a Series shall belong only to that Series for all purposes, and to no other Series, and shall be subject only to the rights of creditors of that Series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be between and among one or more Series as the Treasurer, subject to the supervision of the President, Chairman of the Board, if any, and the Board itself, deems fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held in trust for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities, expenses, costs, charges and reserves allocated solely to a particular Class, if any, shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged between and among any one or more of the Series or Classes in such manner as the Board deems fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes.

         Without limiting the foregoing, but subject to the right of the Treasurer, subject to the supervision of the President, Chairman of the Board, if any, and the Board itself, to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series and, unless otherwise provided in this Declaration, none of the debts, liabilities, obligations, expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of such Series. Notice of this contractual limitation on liabilities among Series may, in the Board's discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of the Delaware Act of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with

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respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

         (b) DIVIDENDS, DISTRIBUTIONS, REDEMPTIONS, AND REPURCHASES. Notwithstanding any other provisions of this Declaration of Trust, no dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Board shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.


         (c) EQUALITY. All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to Classes of Shares within such Series).

         (d) FRACTIONS. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

         (e) EXCHANGE PRIVILEGE. The Board shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares in conformity with such requirements and procedures as may be established by the Board.

         SECTION 6. INDEMNIFICATION OF SHAREHOLDERS. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating solely to his being or having been a Shareholder, and not because of his acts or omissions, the Shareholder or former Shareholder (or his heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust against all loss and expense arising from such claim or demand.


                                   ARTICLE IV

                              THE BOARD AND POWERS

         SECTION 1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by or under the direction of the Board, and it shall have all powers necessary or desirable, convenient or incidental, to carry out that responsibility. The Board may execute all instruments and take all action they deem necessary, desirable, convenient or incidental, to promote the interests of the Trust. Any determination made by the Board in good faith as to what is in the interests of the Trust shall be conclusive. To the extent allowable under federal and state law, the Board may delegate any or all of its responsibilities to one or more

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appropriate officers of the Trust and/or any other Person.

         SECTION 2. INITIAL TRUSTEES. The initial Trustees shall be the persons initially signing this Declaration of Trust prior to its amendment and restatement. All of the initial Trustees may resign by written instrument to be effective on the date specified in the instrument ("Resignation Instrument"). However, before resigning as permitted in this paragraph, the initial Trustees shall determine and set forth in the Resignation Instrument the number of Trustees of the Trust and shall appoint their successors.

         SECTION 3. NUMBER AND TERM OF OFFICE. The number of Trustees (other than the initial Trustees) constituting the Board shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen
(15). Each Trustee shall hold office through the term described in this section, or until his or her successor is elected or the Trust terminates; except that
(a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon delivery or a later date specified therein; (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least two-thirds of the other Trustees, specifying the effective date of removal; (c) any Trustee who requests to be retired, or has become physically or mentally incapacitated or is otherwise unable to serve fully, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; and
(d) if required by Section 16(c) of the 1940 Act, any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares.

         SECTION 4. QUALIFICATION OF TRUSTEES. Except as provided in the following sentence, no person shall be qualified to stand for election or appointment as a Trustee if such person has already reached the age of 70. Each Trustee shall retire from service on the Board no later than the end of the calendar year in which such Trustee reaches age 70, provided that (i) any Director who is a Director as of December 31, 1999, and who had reached the age of 70 prior to such date may continue to serve as a Director of the Company until the end of the calendar year in which such Director reaches age 75 and may continue to serve for successive annual periods thereafter upon the vote of a majority of the other Directors; and (ii) any person who has already reached the age of 70 may stand for election or appointment, pursuant to a vote of the Directors, in connection with an investment company reorganization or merger, and any such person may continue to serve for successive annual periods thereafter upon the vote of a majority of the other Directors.

         SECTION 5. VACANCIES, APPOINTMENT, EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE. Vacancies on the Board may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, unless the Board calls a meeting of Shareholders for the purposes of electing Trustees. In the event that at any time less than a majority of the Trustees holding office at that time were so elected by the holders of the outstanding voting securities of the Trust, the Board shall forthwith cause to be held as promptly as possible, and in any event within sixty (60) days, a meeting of such holders for the purpose of electing Trustees to fill any existing vacancies in the Board, unless such period is extended by order of the Commission.

         The death, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy on the Board shall occur, until

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such vacancy is filled, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Board. In the event of the death, resignation, retirement, removal or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to fill vacancies, the Trust's Investment Adviser(s) are empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

         SECTION 6. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the Board may be held at any place that has been designated from time to time by the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust or the Investment Adviser(s). Any meeting, regular or special, may be held by conference telephone or similar electronic media, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

         SECTION 7. REGULAR MEETINGS. Regular meetings of the Board shall be held at such time as shall from time to time be fixed by the Board. Such regular meetings may be held without notice, unless required so by law.

         SECTION 8. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board or the President or the Secretary or any two (2) Trustees.

         Notice of the time and place of special meetings shall be delivered to each Trustee personally, or by telephone, first-class mail, express mail, overnight mail, electronic mail, telefacsimile, internet or other similar electronic medium, addressed to each Trustee at that Trustee's address as it is shown on the records of the Trust. In case the notice is sent by first class mail, it shall be deposited in the United States mail at least seven (7) calendar days before the time of the holding of the meeting. In case the notice is delivered by other means, it shall be given using means whereby it is intended to be received by each Trustee at least twenty-four (24) hours before the time of the holding of the meeting.

         SECTION 9. QUORUM. A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by a least a majority of the required quorum for that meeting. Presence by telephone shall constitute presence at the meeting for purposes of obtaining a quorum. If the Board creates a committee pursuant to
Article VI, a majority of the authorized number of committee members shall constitute a quorum for the transaction of business of such committee, unless the Board designates a lower percentage.

         SECTION 10. WAIVER OF NOTICE. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice or a consent to holding the meeting. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers or consents shall be filed with the records of the Trust or made a part

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of the minutes of the meeting, either in person or by telephone. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting, either in person or by telephone or similar electronic media, without protesting before or at its commencement the lack of notice to that Trustee.

         SECTION 11. ADJOURNMENT. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         SECTION 12. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than fourteen (14) days, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 8 of this Article III to the Trustees who were present at the time of the adjournment.

         SECTION 13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if a majority of the Trustees shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a majority vote of the Board. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

         SECTION 14. POWERS. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board, and such Board shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: fill vacancies in or remove from their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Board to the extent that the Trustees determine; employ one or more Investment Advisers to the Series of the Trust; employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a Shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or Shareholder servicing agent, Investment Adviser(s) or Principal Underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified or required by law, any action by the Board shall be deemed effective if approved or taken by a majority of the Trustees then in office.

         Without limiting the foregoing, the Trust shall have power and authority:

         (a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and

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kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities; to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

         (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

         (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property, and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

         (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

         (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

         (f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

         (g) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Board shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Board shall deem proper;

         (h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

         (i) To enter into joint ventures, general or limited partnerships and any other combination or associations;

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         (j) To borrow funds or other property in the name of the Trust exclusively for Trust purposes;

         (k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

         (l) To purchase and pay for entirely out of Trust Property such insurance as the Board may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Adviser(s), Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser(s), Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability; and

         (m) to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

         The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

         SECTION 15. DELEGATION OF POWER TO OTHER TRUSTEES. Any Trustee may, by power of attorney, delegate his power for a period not exceeding twelve (12) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Trustees under this Declaration of Trust except as otherwise expressly provided herein or by resolution of the Board. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee pursuant to such power of attorney shall be deemed to be present for purposes of establishing a quorum and satisfying the voting requirements.

         SECTION 16. DELEGATION OF POWER TO OFFICERS OF THE TRUST. The Board may delegate, either by resolution or by other provision in this Declaration, certain of its powers conferred by this Declaration to the Trust's officers.

         SECTION 17. COMPENSATION. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board. This Section shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

         SECTION 18. PAYMENT OF EXPENSES BY THE TRUST. The Board is authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Investment Adviser(s), principal underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

         SECTION 19. OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Board shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Board may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         SECTION 20.  SERVICE CONTRACTS.

         (a) Investment Adviser(s). The Board may authorize the Trust to enter into one or more investment advisory contracts for the Trust or any Series of the Trust, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the Investment Adviser(s) to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Board or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the Investment Adviser(s). The contract may authorize the Investment Adviser(s) to employ one or more investment sub-advisers. The Shareholders of the Trust or any Series shall have the right to vote to approve investment advisory contracts to the extent such approval is required under the 1940 Act.

         (b) Principal Underwriter. The Board may authorize the Trust to enter into one or more distribution contracts for the Trust or any Series or Class, providing for the distribution and sale of Shares to or by the other party, either directly or through selling agents or selected dealers, on terms and conditions acceptable to the Board. The Board may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable rules and regulations.

         (c) Transfer Agency, Accounting, Administration and Other Services. The Board may authorize the Trust, for the Trust or any Series or Class, to enter into one or more transfer agency, accounting, administration contracts and contracts for such other services necessary or appropriate to carry out the business and affairs of the Trust with any party or parties on terms and conditions acceptable to the Board.

         (d) Custodian. The Board shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody under arrangements that meet the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Board, on behalf of the Trust or any Series, may enter into one or more contracts with a custodian on terms and conditions acceptable to the Board, providing for the custodian, among other things, to (a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) disburse such funds upon orders or vouchers, and (d) employ one or more sub-custodians.

         (e)  The fact that:

                  (i) any of the Shareholders, Trustees, or officers of the Trust is a Shareholder, director, officer, partner, trustee, employee, Investment Adviser, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, Shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that
(ii) any corporation, trust, association or other organization with which an advisory, management or administration contract or Principal Underwriter's contract, or transfer, Shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or Principal Underwriter's contract, or transfer, Shareholder servicing or other service contract with one or more other corporations, trust, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.


                                    ARTICLE V

                                   COMMITTEES

         SECTION 1. COMMITTEES. To facilitate certain requirements under the 1940 Act, the Trust shall have a standing Audit Committee and a standing Nominating Committee (collectively, the "Standing Committees"). The Board shall determine the number of members of each committee, and may determine the quorum for each committee, and shall appoint its members. Either the Board or the committee may elect a chair. Each committee member shall serve as such at the pleasure of the Board. The Board may abolish any committee other than the Standing Committees, at any time. Each committee shall maintain records of its meetings and report its actions to the full Board. The Board may rescind any action of any committee, but such rescission shall not have retroactive effect except as agreed by the committee. The Board may delegate to any committee any of its powers, subject only to the express limitations of the 1940 Act.

         SECTION 2. AUDIT COMMITTEE. The Audit Committee is responsible for (a) recommending independent accountants for selection by the Board, (b) reviewing the scope of audit, accounting and financial internal controls and the quality and adequacy of each Trust's accounting staff with the independent accountants and such other persons as may be deemed appropriate, (c) reviewing, as necessary, with the accounting staff and the independent accountants the compliance of transactions between each Trust and any affiliated persons of the Trust, (d) reviewing reports of the independent accountants, and (e) making themselves directly available to the independent accountants and responsible Officers of the Trust for consultation on audit, accounting and related financial matters. The Board may expand or clarify the responsibilities of the Audit Committee by adopting a committee charter or otherwise, but may not narrow the responsibilities set forth here without the consent of the Audit Committee.

         SECTION 3. NOMINATING COMMITTEE. The Nominating Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the Shareholders at any required Shareholder meeting and a person to be appointed to fill any vacancy occurring on the Board. The nomination and selection of those Trustees who are not "interested persons" (as defined under the 1940 Act) shall be committed to the discretion of the disinterested Trustees so long as the Trust has in effect one or more plans pursuant to Rule 12b-1 under the 1940 Act. The Board may expand or clarify the responsibilities of the Nominating Committee by adopting a committee charter or otherwise, but may not narrow the responsibilities set forth here without the consent of the Nominating Committee.

         SECTION 4. OTHER COMMITTEES OF TRUSTEES. The Board may by resolution adopted by a majority of the authorized number of Trustees designate one or more committees in addition to the Standing Committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Board. The Board may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

(a) the approval of any action which under applicable law also requires Shareholders' approval or approval of the outstanding shares, or requires approval by a majority of the entire Board or certain members of said Board;

(b)      the filling of vacancies on the Board or on any committee;

(c) the fixing of compensation of the Trustees for serving on the Board or on any committee;

(d)      the amendment or repeal of the Declaration of Trust;

(e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f) the appointment of any other committees of the Board or the members of these committees.

         SECTION 5. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article IV of this Declaration of Trust, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee. Special meetings of committees may also be called by resolution of the Board. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Board may adopt rules for the government of any committee not inconsistent with the provisions of this Declaration of Trust.


                                   ARTICLE VI

                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the Trust shall be a President, a Secretary, and a Treasurer. The Trust may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of this Article VI. Any number of offices may be held by the same person.

         SECTION 2. ELECTION OF OFFICERS. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of this Article VI, shall be chosen by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

         SECTION 3. SUBORDINATE OFFICERS. The Board may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Declaration of Trust or as the Board may from time to time determine.

         SECTION 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board or by the principal executive officer or by such other officer upon whom such power of removal may be conferred by the Board.

         Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

         SECTION 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in this Declaration of Trust for regular appointment to that office. The President may make temporary appointments to a vacant office pending ratification by the Board.

         SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer is elected, shall if present preside at meetings of the Board and shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Trust and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by the Declaration of Trust.

         SECTION 7. PRESIDENT. Subject to such supervisory powers, if any, as may be vested in the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer and chief operating officer of the Trust and shall, subject to the control of the Board and the Chairman, have general supervision, direction and control of the business and the officers of the Trust. He shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board or this Declaration of Trust. A single person may occupy the positions of Chairman of the Board and President simultaneously.

         Pursuant to Article IV, Section 16 of this Declaration, the Board hereby confers upon, and delegates to, the President of the Trust (concurrently with the Treasurer) all powers, duties and obligations conferred upon the Board by: Article III, Sections 5(a) and (b), Article IV, Section 18 and Article IX, Sections 1, 2 and 8; and (concurrently with the Secretary) all powers, duties and obligations conferred upon the Board by: Article IV, Sections 6 and 7, and
Article XIII, Sections 3, 6, 7 and 11.

         SECTION 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or if not ranked, the Executive Vice President (who shall be considered first ranked) and such other Vice Presidents as shall be designated by the Board, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or the President or the Chairman of the Board or by this Declaration of Trust.

         SECTION 9. SECRETARY. The Secretary shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Board may direct, a book of minutes of all meetings and actions of the Board, committees of the Board and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Board meetings or committee meetings, the number of shares present or represented at Shareholders' meetings, and the proceedings.

         The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number (and Classes) of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board required to be given by this Declaration of Trust or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Board or by this Declaration of Trust.

         Pursuant to Article IV, Section 16 of this Declaration, the Board hereby confers upon, and delegates to, the Secretary of the Trust all powers, duties and obligations conferred upon the Board by: Article IV, Sections 6 and 7, and Article XIII, Sections 3, 6, 7 and 11.

         SECTION 10. TREASURER. The Treasurer shall be the chief financial officer and chief accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Trustee.

         The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board. He shall disburse the funds of the Trust, shall render to the President and Trustees, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board or this Declaration of Trust.

         Pursuant to Article IV, Section 16 of this Declaration, the Board hereby confers upon, and delegates to, the Treasurer of the Trust all powers, duties and obligations conferred upon the Board by: Article III, Sections 5(a) and (b), Article IV, Section 18 and Article IX, Sections 1, 2 and 8.

         SECTION 11. AUTHORITY TO EXECUTE AND FILE APPLICATIONS FOR EXEMPTIVE RELIEF. The officers of the Trust, including, without limitation, the President, Treasurer, any Assistant Treasurer, Secretary, any Assistant Secretary, or any of them are delegated the authority to prepare, execute and file with the Commission, any and all applications for exemptive orders, and any amendments or supplements thereto, that the officers or any of them believe are necessary, desirable or convenient.


                                   ARTICLE VII

        INDEMNIFICATION OF TRUSTEES, OFFICERS, EMPLOYEES AND OTHER AGENTS

         SECTION 1. AGENTS, PROCEEDINGS AND EXPENSES. For the purpose of this Article, "agent" means any person who is or was a Trustee, officer, employee or other agent of this Trust or is or was serving at the request of this Trust as a Trustee, director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or was a Trustee, director, officer, employee or agent of a foreign or domestic corporation which was a predecessor of another enterprise at the request of such predecessor entity; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorney's fees and any expenses of establishing a right to indemnification under this Article.

Notwithstanding any provision in the Article, neither the Investment Adviser, Principal Underwriter or other independent service providers, nor any officers, employees or other agents of such entities, shall be indemnified pursuant to this Article VII, unless such employees are dual officers, employees or other agents of the Trust and such entities, and such officer, employee or other agent was acting solely in his or her capacity as an officer, employee or agent of the Trust.

         SECTION 2. ACTIONS OTHER THAN BY TRUST. This Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of this Trust) by reason of the fact that such person is or was an agent of this Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, if it is determined that person acted in good faith and reasonably believed:

   (a) in the case of conduct in his official capacity as a Trustee of the Trust, that his conduct was in the Trust's best interests, and

   (b) in all other cases, that his conduct was at least not opposed to the Trust's best interests, and

   (c) in the case of a criminal proceeding, that he had no reasonable cause to believe the conduct of that person was unlawful.

         The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Trust or that the person had reasonable cause to believe that the person's conduct was unlawful.

         SECTION 3. ACTIONS BY THE TRUST. This Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of this Trust to procure a judgment in its favor by reason of the fact that that person is or was an agent of this Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of this Trust and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

         SECTION 4. EXCLUSION OF INDEMNIFICATION. Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, negligence, or the reckless disregard of the duties involved in the conduct of the agent's office with this Trust.

         No indemnification shall be made under Sections 2 or 3 of this Article:

   (a) In respect of any claim, issue, or matter as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

   (b) In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable in the performance of that person's duty to this Trust, unless and only to the extent that the court in which that action was brought shall determine upon application that in view of all the circumstances of the case, that person was not liable by reason of the disabling conduct set forth in the preceding paragraph and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or

   (c) of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval, or of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval, unless the required approval set forth in Section 6 of this Article is obtained.

         SECTION 5. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of this Trust has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the Board, including a majority who are disinterested, non-party Trustees, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

         SECTION 6. REQUIRED APPROVAL. Except as provided in Section 5 of this Article, any indemnification under this Article shall be made by the Trust only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article and is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article, by:

   (a) A majority vote of a quorum consisting of Trustees who are not parties to the proceeding and are not interested persons of the Trust (as defined in the 1940 Act); or

   (b)   A written opinion by legal counsel.

         SECTION 7. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by this Trust before the final disposition of the proceeding upon a written undertaking by or on behalf of the agent, to repay the amount of the advance if it is ultimately determined that he or she is not entitled to indemnification, together with at least one of the following as a condition to the advance: (i) security for the undertaking; or (ii) the existence of insurance protecting the Trust against losses arising by reason of any lawful advances; or (iii) a determination by a majority of a quorum of Trustees who are not parties to the proceeding and are not interested persons of the Trust, or by an independent legal counsel, based on a review of readily available facts that there is reason to believe that the agent ultimately will be found entitled to indemnification. Determinations and authorizations of payments under this Section must be made in the manner specified in Section 6 of this Article for determining that the indemnification is permissible.

         SECTION 8. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than Trustees and officers of this Trust or any subsidiary hereof may be entitled by contract or otherwise.


         SECTION 9. LIMITATIONS. No indemnification or advance shall be made under this Article, except as provided in Sections 5 or 6, in any circumstances where it appears:

   (a) that it would be inconsistent with a provision of the Declaration of Trust, a resolution of the Shareholders, or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

   (b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         SECTION 10. INSURANCE. Upon and in the event of a determination by the Board of this Trust to purchase such insurance, this Trust shall purchase and maintain insurance on behalf of any agent of this Trust against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, but only to the extent that this Trust would have the power to indemnify the agent against that liability under the provisions of this Article and the Declaration of Trust.

         SECTION 11. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any Trustee, investment adviser or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a Trustee, investment adviser, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

                                  ARTICLE VIII

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

         SECTION 1. VOTING POWERS. The Shareholders shall have only the voting powers expressly granted under the 1940 Act or under the law of Delaware applicable to business trusts. This Declaration shall not confer any independent right to Shareholders to vote on any matter, including the creation, operation, dissolution, or termination of the Trust. The Shareholders shall have the right to vote on other matters only as the Board may consider desirable, and so authorize. To the extent that the 1940 Act or Delaware law is amended, modified or interpreted by rule, regulation, order, or no-action letter to eliminate or limit Shareholders' right to vote on any specific matter, the Shareholders' right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Board or the Shareholders.

         Currently, the 1940 Act requires that Shareholders have the right to vote, under certain circumstances, to: (a) elect Trustees; (b) approve investment advisory agreements and principal underwriting agreements; (c) approve a change in subclassification; (d) approve any change in fundamental investment policies; (e) approve a distribution plan under Rule 12b-1 of the 1940 Act; and (f) terminate the Trust's independent public accountant. The Shareholders may vote on any additional matter only as the Board may consider desirable, and so authorize. Shareholders have the right to call special meetings and vote to remove Trustees but only if and to the extent that the Commission staff takes the position by rule, interpretive or other public release, or by no-action letter, that Section 16(c) of the 1940 Act gives them such right.

         On any matter that requires Shareholder approval under the 1940 Act, whether Shareholders are required to vote by Series or Class shall be determined by reference to the express requirements of the 1940 Act. On other matters submitted to a vote of the Shareholders in the discretion of the Trustees, or for which the 1940 Act does not expressly specify the voting procedure, all Shares shall be voted in the aggregate and not by Series or Class unless the Trustees determine otherwise. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner authorized by the Trustees. Unless the Trustees declare otherwise, proxies may be given by any electronic or telecommunications device, including telefacsimile, telephone or through the Internet, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy unless the Trustees specifically authorize other permissible methods of transmission. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, or this Declaration of Trust.

         SECTION 2. VOTING POWER AND MEETINGS. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in
Article IV, Section 5 and for such other purposes as may be prescribed by law or by this Declaration of Trust.

         SECTION 3. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place designated by the Board. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Trust.

         SECTION 4. CALL OF MEETING. A meeting of the shareholders may be called at any time by the Board or by the Chairman of the Board or by the President.

         SECTION 5. NOTICE OF SHAREHOLDERS' MEETING. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 4 of this Article VIII not less than seven (7) nor more than one hundred and twenty
(120) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election. Unless otherwise required by the 1940 Act, the notice need not state the purpose for which the meeting is being called.

         SECTION 6. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given either personally, or by telephone, first-class mail, express mail, overnight mail, telegram, electronic mail, telefacsimile, internet or other similar electronic medium, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Trust or its transfer agent or given by the shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is given, notice shall be deemed to have been given if sent to that shareholder by telephone, first-class mail, express mail, overnight mail, telegram, electronic mail, telefacsimile, internet or other similar electronic medium to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

         An affidavit of the mailing or other means of giving any notice of any shareholder's meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent or other designated agent of the Trust giving the notice and shall be filed and maintained in the minute book of the Trust.

         SECTION 7. ADJOURNED MEETING; NOTICE. Any shareholder's meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at that meeting, either in person or by proxy.

         When any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Board shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article VIII. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

         SECTION 8. VOTING PROCEDURE. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time. The shareholders' vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any shareholder before the voting has begun. The Trust shall be authorized to solicit, and a shareholder shall be entitled to submit a proxy ballot containing the voting instructions of such shareholder, in person, or by mail, telephone, electronic mail, overnight mail, express mail, telefacsimile, telegraph, internet or similar electronic or other medium, as permitted by law, and except that the Trustees or any appropriate officer of the Trust may limit or delineate the types of media and methods by which a shareholder may submit voting instructions in a proxy statement or in any voting instructions accompanying a proxy statement. On any matter other than elections of Trustees, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to the total shares that the shareholder is entitled to vote on such proposal.

         SECTION 9. QUORUM AND REQUIRED VOTE. Except when a larger quorum is required by applicable law or by this Declaration of Trust, thirty-three and one-third percent (33 1/3%) of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more Series or Classes is to vote as a single Class separate from any other Shares, thirty-three and one-third percent (33 1/3%) of the Shares of each such Series or Classes entitled to vote shall constitute a quorum at a Shareholder's meeting of that Series. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. When a quorum is present at any meeting, a majority of the Shares represented at the meeting shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or by applicable law.

         SECTION 10. ACTION BY WRITTEN CONSENT. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series or Class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

         SECTION 11. RECORD DATES. For the purpose of determining the Shareholders of any Series or Class who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time, which shall be not more than one-hundred and twenty (120) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series or Class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of any Series or Class who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series or Class having the right to receive such dividend or distribution. Without fixing a record date the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Series for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes.

         SECTION 12. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. The transactions of the meeting of shareholders, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of shareholders.

         Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

         SECTION 13. PROXIES. Every person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Trust. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.

         SECTION 14. INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may and on the request of any shareholder or a shareholder's proxy, shall appoint a person to fill the vacancy.

         These inspectors shall:

   (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

   (b)   Receive votes, ballots or consents;

   (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

   (d)   Count and tabulate all votes or consents;

   (e)   Determine when the polls shall close;

   (f)   Determine the result; and

   (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                   ARTICLE IX

                               RECORDS AND REPORTS

         SECTION 1. MAINTENANCE OF SHARE REGISTER. The Trust shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board, a record of its shareholders, giving the names and addresses of all shareholders and the number and series of shares held by each shareholder.

         SECTION 2. MAINTENANCE OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.


                                    ARTICLE X

                                  MISCELLANEOUS


         SECTION 1. TERMINATION OF TRUST OR SERIES. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of a majority of the Shares of each Series entitled to vote, voting separately by Series, or by the Board with written notice to the Shareholders. Any Series may be terminated at any time by vote of a majority of the Shares of that Series or by the Trustees with written notice to the Shareholders of that Series.

         Upon termination of the Trust (or any Series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to each Series (or the applicable Series, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held, severally, with respect to each Series (or the applicable Series, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds held with respect to each Series (or the applicable Series, as the case may be), to the Shareholders of that Series, as a Series, ratably according to the number of Shares of that Series held by the several Shareholders on the date of termination.

         SECTION 3. MERGER AND CONSOLIDATION. The Board may cause (i) the Trust to be merged into or consolidated with another trust or company; (ii) a Series of the Trust to be merged into another Series of the Trust or another series of another trust or company; (iii) convert a Class of a Series into another Class of the same Series; (iv) the Shares of the Trust or any Series to be converted into beneficial interests in another business trust (or series thereof), or (v) the Shares to be exchanged for shares in another trust or company under or pursuant to any state or federal statute to the extent permitted by law.

         Except with respect to (iii) above, which in certain cases may be effected solely by adoption of appropriate resolution by the Board, such merger or consolidation, must be authorized by vote of a majority of the Shares that are represented at a meeting of the Trust, as a whole and voting in the aggregate, or of any affected Series, as may be applicable, provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation.

         SECTION 4. FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendment, references to this instrument, and all expressions like "herein", "hereof" and "hereunder", shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

         SECTION 5. APPLICABLE LAW. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Business Trust Act, as amended from time to time (the "Act"). The Trust shall be a Delaware business trust pursuant to such Act, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a business trust.


         SECTION 6.  PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

         (a) The provisions of the Declaration of Trust are severable, and if the Board determines, with the advice of counsel, that any of such provisions are in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

         (b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

         SECTION 7. BUSINESS TRUST ONLY. It is the intention of the Trustees to create a business trust pursuant to the Delaware Business Trust Act, as amended from time to time (the "Act"), and thereby to create only the relationship of trustee and beneficial owners within the meaning of such Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a business trust pursuant to such Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

         SECTION 8. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time by the Board.

         SECTION 9. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         SECTION 10. FISCAL YEAR. The fiscal year of the Trust and of each Series shall be fixed and refixed or changed from time to time by resolution of the Trustees.

                                   ARTICLE XI

                                    AMENDMENT

         SECTION 1. AMENDMENT. Because this Declaration does not confer any independent voting rights to Shareholders not expressly granted under Delaware law or the 1940 Act, this Declaration may be amended without Shareholder approval, and all Shareholders purchase Shares with notice that it may be so amended unless expressly required under Delaware law or the 1940 Act. The Trustees may, without any Shareholder vote, amend or otherwise supplement this Declaration by making an amendment, a trust instrument supplemental hereto or an amended and restated declaration of trust; provided, that

Shareholders shall have the right to vote on any amendment if expressly required under Delaware law or the 1940 Act, or submitted to them by the Trustees in their discretion.

IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Declaration of Trust as of the 7th day of February, 2000.




                                                     /s/ A. Max Walker
                                                     -------------------------
                                                     A. Max Walker


                                                     /s/ Edmund L. Benson, III
                                                     -------------------------
                                                     Edmund L. Benson, III


                                                     /s/ James Ermer
                                                     -------------------------
                                                     James Ermer


                                                     /s/ William H. Grigg
                                                     --------------------------
                                                     William H. Grigg


                                                     /s/ Thomas F. Keller
                                                     --------------------------
                                                     Thomas F. Keller


                                                     /s/ Charles B. Walker
                                                     --------------------------
                                                     Charles B. Walker


                                                     /s/ Thomas S. Word, Jr.
                                                     --------------------------
                                                     Thomas S. Word, Jr.


                                                     /s/ Carl E. Mundy, Jr.
                                                     --------------------------
                                                     Carl E. Mundy, Jr.


                                                     /s/ James B. Sommers
                                                     --------------------------
                                                     James B. Sommers


                                                     /s/ Cornelius J. Pings
                                                     --------------------------
                                                     Cornelius J. Pings


                                                     /s/ William P. Carmichael
                                                     -------------------------
                                                     William P. Carmichael

                                       28